                        EMPLOYEE SEPARATION AGREEMENT
                        -----------------------------




     THIS AGREEMENT made as of this 7th day of August, 1996 by and between Designs, Inc., a Delaware corporation having a usual place of business in Needham, Massachusetts ("Designs"), and William D. Richins ("Richins") of Wilton, Connecticut.

                         W I T N E S S E T H  T H A T:
                         - - - - - - - - - -  - - - -


     WHEREAS, Designs has employed Richins most recently pursuant to an Employment Agreement dated as of October 16, 1995 (the "Agreement"); and

     WHEREAS, Designs and Richins desire to set forth the terms of the termination of Richins's employment at Designs;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, Designs and Richins hereby agree as follows:

     1. Richins hereby resigns as an employee and officer of Designs and its affiliates, effective July 15, 1996 (the "termination date"). Richins will execute and deliver to Designs a separate instrument embodying such resignation in the form of Exhibit A; shall sign the internal memorandum which is attached hereto as Exhibit B; and shall execute and file with the SEC a "Form 5" in the form attached hereto as Exhibit C. Richins shall not hereafter be considered an officer or employee of Designs and its affiliates.

     2. Provided Richins has executed and delivered this Employee Separation Agreement (the "ESA") and has not revoked it in accordance with Section 21 hereof, commencing on the termination date and continuing for a period of twelve months (hereinafter referred to as the "continuation period"), Richins shall be paid an amount equal in rate to the base salary of $225,000 per year less applicable deductions. Except as expressly set forth in this ESA, he shall not be entitled to benefit from or continue to participate in any bonus, deferred compensation, welfare or benefit plan maintained by Designs. All payments during the continuation period shall be made consistent with Designs' regular pay cycle.

     3. (a) Richins acknowledges that his right to health insurance and related coverages under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") becomes effective as of the termination date and will continue for a maximum of eighteen months thereafter. Richins has informed Designs that he wants to continue his coverage during this period and will pay the requisite premiums in accordance with COBRA.

        (b) All options which have heretofore been granted to Richins under Designs' 1992 Stock Incentive Plan shall be exercisable in accordance with their terms for thirty (30) days after the termination date.


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     4. (a) Except as provided above, all other benefits heretofore provided by
Designs to Richins have terminated as of the termination date. Richins acknowledges that the payments during the twelve month continuation period, are in lieu of all other benefits and payments which otherwise may have been payable to him as a result of his termination under benefit plans or policies of Designs, including, without limitation, additional salary continuation pay, stock options, bonus payments, separation pay, commission and automobile insurance, fuel and repair costs, and he hereby waives any rights he may have in or to any such other benefits or payments, it being the intention of the parties hereto to convert and merge all such rights into this ESA.

     (b) Without limiting the foregoing, Richins specifically waives any rights he might have under the Agreement, which except as set forth below is hereby terminated. Notwithstanding the foregoing, Richins reaffirms his undertakings pursuant to Sections 9(a)(b)(c)(d), 10(a)(b), 11(a)(b) and 12 of the Agreement.

     (c) Richins will not hire, and will make every reasonable effort to dissuade any future employer from hiring any current employee of Designs or its affiliates until July 15, 1998.

     (d) The parties agree that the "Non-Competitive Period" described in
Section 9(a) of the Agreement shall expire on July 15, 1997 and further agree that the money which Richins will receive during the continuation period will be considered to be consideration for Richins' reaffirmation of his obligations under this Section 4, among other considerations which Richins grants Designs in this ESA.

     5. Richins shall never apply for employment with Designs or any of its affiliates.

     6. The parties shall state that "Richins resigned from Designs because of the personal difficulties with the drawn out relocation from his residence in Connecticut." All requests for references by Richins' prospective employers shall be directed by Richins, and as practical, by Designs, to Joel Reichman. Reichman, or if he is unavailable, his designee shall respond to such requests, in accordance with Designs' policy, by stating the periods of Richins' employment and the positions he held during that employment. Designs shall circulate to its designated recipients Exhibit D hereto. Richins agrees that on and after the termination date, he will have no discussion or written communication with Designs' employees, suppliers, analysts, consultants, customers, financing sources or auditors concerning Designs' business activities. Richins further confirms and agrees that all Designs' financial and personnel data which is not publicly filed or available is proprietary to Designs, and includes valuable trade secrets. Richins further agrees that after the termination date he shall not enter the premises or property of Designs or any of its affiliates, subsidiaries or related companies for any purpose at any time unless he is specifically authorized to do so by the General Counsel of Designs.


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     7. Richins hereby agrees not to criticize, disparage or otherwise comment negatively about, orally or in writing, directly or indirectly, Designs, its affiliates or any of their respective past, present or future officers, directors, employees, agents, businesses, suppliers or service providers, products or services. He shall make no comment about his employment which shall reflect badly upon Designs, and shall make no comment about his leaving Designs which is inconsistent with the substance of the first sentence of Section 6 hereof. He agrees to use his best efforts to ensure that none of the members of his family so criticize, so disparage or so reflect on any of such persons or entities. Designs agrees that Joel Reichman, Scott Semel, Carolyn Faulkner, Mark Lisnow and Neal Vantosky will not criticize, disparage, or comment negatively about, orally or in writing, directly or indirectly, Richins, that each shall make no comment about Richins' leaving Designs which is inconsistent with the substance of the first sentence of Section 6 and that it will send the memorandum attached hereto as Exhibit D to its listed addressees.

     8. (a) Richins, for himself, his heirs, legal representatives, successors and assigns, does hereby waive, remise, release and forever discharge Designs, its past, present, and future directors, officers, stockholders in their capacity as stockholders, employees, affiliates, agents and attorneys and their respective heirs, legal representatives, successors and assigns, of and from any and all claims, debts, demands, actions, causes of action, suits, dues, sum and sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, damages, executions, liabilities and obligations (hereinafter collectively referred to as "Claims") of every kind and nature whatsoever, at law, in equity or otherwise, which he has, or ever had, or which he can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world to and including the date hereof, including, without limitation, all Claims which arise out of or in connection with Richins's employment or the termination of his employment with Designs and all Claims under the common law and the federal Age Discrimination in Employment Act, Chapter 151B of the Massachusetts General Laws, or any such other federal or state statute regulating the employment relationship but excluding all Claims based on a breach of this ESA provided, however, that nothing contained in this
Section 8(a) or in this ESA shall diminish or alter any pre-existing rights Richins may have to a defense or indemnification from Designs or any insurance carrier with respect to any claim brought against Richins or Designs by any third party.

        (b) Designs, for itself and its successors and assigns, does hereby waive, remise, release and forever discharge Richins, his legal representatives, successors and assigns, of and from any and all Claims of every kind and nature whatsoever, at law, in equity or otherwise, which it has, or ever had, or which it can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world to and including the date hereof, including, without limitation, all Claims which arise out of or in connection with Richins' employment or the termination of his employment with Designs and all Claims under the common law but excluding any Claim of fraud, embezzlement, or any other improper or unlawful receipt or retention of anything of value belonging to Designs, and further excluding all Claims based on a breach of this ESA.

     9. Richins and Designs acknowledge that they each may hereafter discover facts in addition to or different from those which he or it now knows or believes to be true with respect to the subject matter of this ESA, that it is their intention hereby fully, finally and forever to waive and release all matters released in Section 8(a) or 8(b) hereof respectively (the "released matters") and that, in furtherance of such intention, the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.


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     10. Richins agrees that the fact and existence of this ESA and amounts paid hereunder shall not be disclosed by Richins to any person, corporation, organization, agency or other entity, except for his wife, his attorney, his tax advisor and to such government authorities as required by law, and in the case of Designs, the fact and the existence of this ESA and the amounts paid hereunder shall not be disclosed except to its officers, stockholders, employees and directors, having a business need to know the contents of this ESA, its attorneys, and its accountants, and to any responsible governmental agency, including but not limiting to the SEC.

     11. Richins shall not, directly or indirectly, solicit, participate in or bring any legal claim, action or proceeding against Designs, whether by himself or by any person, agency, organization or entity, and shall not voluntarily become involved or participate or cooperate in, publicly or privately, any legal claim, action or proceeding against Designs except as required to do so by properly issued subpoena and then only after giving Designs a reasonable opportunity to review such subpoena and oppose the giving of such testimony.

     12. Richins and Designs agrees that each shall not bring any action or proceeding against the other arising out of or relating to Richins' employment or the termination of his employment with Designs. If either Richins or Designs should bring any action arising out of the subject matter of this ESA and the other party shall prevail concerning any or all of the issues so presented, that party shall pay all of the other party's costs and expenses of the defense of such issue(s). If at any time Richins shall bring an action or proceeding to challenge the validity of this ESA or any of its provisions, he shall first repay to Designs all payments, considerations and benefits provided by Designs to which Richins would not be entitled absent this ESA.

     13. Richins warrants and represents to Designs that he has not heretofore assigned, transferred or purported to assign or transfer, and shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any released matter. Richins shall indemnify and hold harmless Designs from and against all claims, suits, actions, causes of action, liabilities, obligations, losses, costs and expenses (including, without limitation, attorneys' fees whether or not litigation be commenced) based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported assignment or transfer.

     14. Richins confirms and agrees that he has returned to Designs and forever ceased to use all originals and all copies of all notebooks, disks, tapes, computer programs, software, reports, proposals, notes, documents and other materials which contain any confidential or proprietary information of Designs or its vendors or customers or which otherwise are the property of Designs. Richins further confirms and agrees that all Designs' financial and personnel data which is not publicly filed or available constitutes proprietary information, including valuable trade secrets. Richins further confirms and agrees that he has returned to Designs and forever ceased to use his office keys, key cards, printed cards, corporate credit cards and other property which had been in his possession and was owned by Designs or its vendors or customers, including one Jaguar automobile and its accessories.

     15. Richins acknowledges that the amounts paid hereunder are not intended to be wages.


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     16. Neither this ESA nor any provision or part hereof shall constitute, or be construed as, an admission of liability or wrongdoing by either party hereto.

     17. This ESA shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of all past, present and future directors, officers, stockholders in their capacity as stockholders, employees, affiliates, agents and attorneys and their respective heirs, legal representatives, successors and assigns.

     18. This ESA constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them concerning such subject matter, except as specifically set forth herein.

     19. This ESA shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

     20. This ESA may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     21. Richins further states that he has carefully read this ESA, that he knows and understands the contents hereof and that he is executing this ESA as his own free act and deed and knowingly and voluntarily waives his rights and claims as described above. In signing this ESA, Richins acknowledges that he has not relied on any statements or explanations made by Designs. Richins further represents and agrees that he has consulted with an attorney of his choosing, and that he fully understands the terms, conditions, and final and binding effect of this ESA and the release contained herein to be a full and final release of all Claims with final and binding effect. Richins acknowledges that he has been given a period of at least twenty-one days within which to consider this ESA prior to his execution hereof. Furthermore, Designs and Richins agree that Richins shall have the right to revoke this ESA by written notice to Designs within the seven-day period after he executes it (the "revocation period"), and that this ESA shall not become effective or enforceable until such seven-day revocation period has expired. In the event this ESA is revoked by Richins in accordance with the provisions of this Section 21, notwithstanding the immediately preceding sentence, Richins shall return to Designs all payments, considerations and benefits provided by Designs to which Richins would not be entitled absent this ESA.

     22. Any dispute concerning the meaning, application or violation of this ESA (but not about its validity which will be assumed by the arbitrator), shall be submitted to final and binding arbitration as follows:

        (a) Arbitration shall be conducted in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("Rules") then in effect.

        (b) All hearings will be held in Suffolk or Norfolk County in the Commonwealth of Massachusetts.

        (c) The arbitrator will be without power to add to, delete from, or amend the provisions of this Agreement.


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        (d) The costs of arbitration and the fee of the arbitrator shall be allocated by the arbitrator. In the event that the arbitrator determines that either party has brought a frivolous claim or has made a frivolous defense to a valid claim, the arbitrator may award expenses, reasonable attorney's fees and costs to the prevailing party.

        (e) Except as otherwise provided herein, arbitration shall be pursuant to the Rules. The applicable procedural law shall be Title 9 of the United States Code, and to the extent the arbitrator resorts to general rules of contract interpretation, he or she shall resort to the law of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, Designs and Richins have set their hands and seals on the date first above written.

ATTEST:                            DESIGNS, INC.


/s/ Scott N. Semel, EVP [Seal]     By:/s/ Joel H. Reichman, President
- ------------------------------        -------------------------------
                                      Its President thereunto duly
                                      authorized


WITNESS:


/s/ Judy Richins        [Seal]     /s/ William D. Richins 8/7/96
- ------------------------------     ----------------------------------
                                   William D. Richins